EXHIBIT 10.29

                           VION PHARMACEUTICALS, INC.
                                 4 SCIENCE PARK
                               NEW HAVEN, CT 06511

January 11, 1999

Alan Kessman
11 Hedgerow Lane
Greenwich, CT  06831

PS Capital LLC
11 Hedgerow Lane
Greenwich, CT  06831
Attn: Alan Kessman

Re:      Retention of Alan Kessman as Chief Executive Officer
         ----------------------------------------------------
Gentlemen:

         This serves to confirm that Alan Kessman has agreed to act as Chief Executive Officer of Vion Pharmaceuticals, Inc. (the "Company") on the terms set forth herein for at least six months from the date hereof with any longer term to be mutually agreed upon by the parties. The Company shall compensate Mr. Kessman for his services as such directly as follows:

o Options to purchase 220,000 shares of Common Stock of the Company at the market price in accordance with the terms of the Company's Senior Executive Stock Option Plan (the "Plan"); provided, such option shall vest in full six months from the date of grant and such options shall not be terminable if Mr. Kessman is no longer acting as Chief Executive Officer of the Company. o Options to purchase 760,000 shares of Common Stock of the Company at a 10% premium to the market price as defined in the Plan, such options to vest 25% on July 11, 2000, 50% to vest on July 11, 2001, 75% to vest on July 11, 2002 and 100% to vest on July 11, 2003 and otherwise in accordance with standard terms and conditions of options granted to Company management.

         In further consideration of allowing for the provision of Mr. Kessman's services to the Company, the Company agrees to compensate PS Capital LLC ("PSC") as follows:

o        $25,000 per month in cash.

         The parties currently contemplate that Mr. Kessman will provide consulting services to the Company after the conclusion of his service as Chief Executive Officer and that 160,000 shares of the 760,000 share option grant set forth above shall survive as part of the compensation for such consulting services; provided, that the foregoing is merely a statement of intent and the foregoing sentence is subject to execution of a definitive agreement between the parties with respect to the subject matter thereof.

         The foregoing shall represent the sole compensation to Mr. Kessman and PSC for the services to be provided hereunder. Please confirm that you are in agreement with the foregoing by countersigning the enclosed copy of this letter and returning it to me.

                                                    Very truly yours,

                                                    VION PHARMACEUTICALS, INC.



                                                    By:/s/ William R. Miller
                                                       ------------------------
                                                    William R. Miller
                                                    Chairman of the Board

ACCEPTED AND AGREED TO:




/s/ Alan Kessman
--------------------------
Alan Kessman (Individually)


PS CAPITAL LLC



By:/s/ Alan Kessman
   ---------------------
Name: Alan Kessman
Title: Member


                                       2